Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of The Honest Company, Inc. (the “Company”) for the period ended September 30, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Loretta, Chief Financial Officer of the Company, certify, pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2024	By:	/s/ David Loretta
David Loretta Executive Vice President, Chief Financial Officer
(Principal Financial Officer and Accounting Officer)

This certification shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of Section 18 of the Exchange Act. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.